Exhibit 99.1


               U. S. STEEL ANNOUNCES RECEIPT OF REQUISITE CONSENTS AND PRICING OF TENDER OFFER FOR 10-3/4% SENIOR NOTES
                               DUE AUGUST 1, 2008

     PITTSBURGH, Dec. 12, 2006 - United States Steel Corporation (the

"Company")(NYSE:X) announced today that it has received tenders and consents from holders of a majority in aggregate principal amount of its 10-3/4% Senior

Notes due August 1, 2008 (CUSIP No. 91263PAB1) (the "Notes") in connection with its previously announced cash tender offer (the "Offer") and consent solicitation. The Company solicited consents to proposed amendments to the

Notes, and the indenture pursuant to which they were issued, that will eliminate substantially all of the restrictive covenants and certain events of default contained in the Notes and the related indenture (the "Amendments"), as described in more detail in the Offer to Purchase and Consent Solicitation

Statement (the "Statement") dated November 29, 2006.

     The Company also announced the pricing terms for its previously announced

Offer to purchase any and all of the Notes on the terms and subject to the conditions set forth in the Statement.

     As of 2:00 p.m. Eastern Time today, the yield to maturity on the 5.00% U.S.

Treasury Note due July 31, 2008, was 4.715%. The sum of this yield and 50 basis points equals 5.215%, which is the discount rate used to determine the total consideration to be paid in connection with the Offer and related consent solicitation. Holders of the Notes that validly tendered their Notes prior to

5:00 p.m. Eastern Time today (the "Consent Date") will receive on the date of settlement the total consideration of $1,083.40 per $1,000 principal amount of the Notes, which includes a $20.00 consent payment. Holders of the Notes that validly tendered or tender after 5:00 p.m. Eastern Time today, but on or prior to midnight Eastern Time on December 27, 2006 (unless extended or earlier terminated), will receive on the date of settlement the Offer consideration of

$1,063.40 per $1,000 principal amount of the Notes, which does not include the

$20.00 consent payment. Tenders of Notes may not be validly withdrawn after the

Consent Date unless we reduce the consideration to be paid or are otherwise required by law to permit withdrawal.

     In addition, holders whose Notes are validly tendered and accepted will receive accrued and unpaid interest from August 1, 2006, the last interest payment date up to, but not including, the date of settlement.

     The Offer is scheduled to expire at midnight Eastern Time on December 27,

2006, unless extended or earlier terminated.

     It is expected that the Company and The Bank of New York, as trustee, will execute as soon as practicable a supplemental indenture to the indenture governing the Notes to effect the Amendments. The Amendments will become effective on the date of settlement (currently expected to be December 28,

2006), provided that the validly tendered Notes are accepted for payment pursuant to the Offer.

     The Offer and the related consent solicitation are being made upon the terms and subject to the conditions set forth in the Statement and related transmittal and consent documents, and the Company's obligation to purchase

Notes under the Offer and pay for the related consents is subject to certain conditions. The Company may amend, extend, or terminate the Offer and consent solicitation.

     The Company has retained UBS Investment Bank to act as Dealer Manager in connection with the Offer. Questions about the Offer and related consent solicitation may be directed to the Liability Management Group of UBS Securities

LLC at (888) 722-9555 ext. 4210 (toll-free) or (203) 719-4210 (collect).

Questions about the Offer and related consent solicitation or requests for additional copies of the Statement or other transmittal and consent documents may be directed to Georgeson Inc., the Information Agent for the Offer and

related consent solicitation, at (866) 647-8861 (toll-free). Banks and brokers may call (212) 440-9800.

     This press release is not an offer to purchase or a solicitation of acceptance of the Offer, which are being made only pursuant to the terms of the

Statement and related consent and transmittal documents.

     The Offer and the related consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offer or related consent solicitation is required to be made by a licensed broker or dealer, they shall be deemed to be made by UBS Securities LLC on behalf of the Company.

      Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation

Reform Act of 1995. Forward-looking statements include, but are not limited to financial items; any statements of the company's plans, strategies or objectives; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The Company's ability to repurchase the Notes is also dependent upon their holders' willingness to tender them to the Company. A discussion of other factors that could affect the Company's future results is contained in its periodic filings with the Securities and Exchange Commission available free of charge at www.sec.gov. The Company assumes no obligation to update any forward-

looking statements.

                                      -oOo-

For more information about U. S. Steel, visit www.ussteel.com.